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                                                                  EXHIBIT 99.5

                  [LETTERHEAD OF FIRST UNION SECURITIES, INC.]


October 11, 2001


Board of Directors
iXL Enterprises, Inc.
1600 Peachtree Street, N.E.
Atlanta, Georgia 30309


     Re: Amendment No. 2 to Registration Statement of India-Sierra Holdings, Inc. relating to Common Stock, par value, $0.0001 per share, being registered in connection with the proposed business combination of iXL Enterprises, Inc. and Scient Corporation.


Members of the Board:

In accordance with the terms of our letter to you dated July 31, 2001 (the "Letter"), you have requested our written consent to quote or refer to the Letter and the opinion expressed therein with respect to the fairness, from a financial point of view, to the common stockholders of iXL Enterprises, Inc. ("iXL") of the iXL exchange ratio set forth in the Agreement and Plan of Merger, dated as of July 31, 2001, among India-Sierra Holdings, Inc., iXL, Scient Corporation, India Merger Sub, Inc., and Sierra Merger Sub, Inc.


We hereby consent to the reproduction in full of the Letter and to the reference to the Letter and First Union Securities, Inc. in the Proxy Statement-Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned Amendment No. 2 to the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ FIRST UNION SECURITIES, INC.
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FIRST UNION SECURITIES, INC.